EXHIBIT 1
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         The undersigned  agree that the statement on Schedule 13D to which this
Agreement is attached is filed on behalf of each of them.

Dated: December 2, 1998


                                          /s/ Mario Sbarro
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                                              Mario Sbarro

                                         /s/  Joseph Sbarro
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                                              Joseph Sbarro

                                          /s/ Anthony Sbarro
                                     -------------------------------------------
                                              Anthony Sbarro

                                          /s/ Franklin Montgomery
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                                              Franklin Montgomery
                                    as co-trustee of the Trust of Carmela Sbarro